The Simply Good Foods Company
Announces Redemption of Public Warrants

Denver, CO, October 4, 2018 - The Simply Good Foods Company (NASDAQ: SMPL, SMPLW) (“Simply Good Foods,” or the “Company”), a developer, marketer and seller of branded nutritional foods and snacking products, today announced that the Company will redeem all of its public warrants (the “Public Warrants”) that remain outstanding immediately after 5:00 p.m. New York City time on November 5, 2018, the date for redemption fixed by the Company. Under the terms of the warrant agreement governing the public warrants (the “Warrant Agreement”), the Company is entitled to redeem all of the outstanding Public Warrants if the last sales price of the Company’s common stock is at least $18.00 per share on each of twenty trading days within any thirty-day trading period. This share price performance target was achieved as of October 1, 2018.
In accordance with the Warrant Agreement, the Board of Directors has elected to require that all Public Warrants be exercised on a cashless basis. Accordingly, holders may no longer exercise Public Warrants in exchange for payment in cash of the $11.50 per share exercise price. Instead, a holder exercising a Public Warrant will be deemed to pay the $11.50 exercise price by the surrender of 0.61885 of a share of common stock (such fraction determined as described below) that such holder would have been entitled to receive upon a cash exercise of each Public Warrant. Accordingly, by virtue of the cashless exercise of the Public Warrants, exercising warrantholders will receive 0.38115 of a share of the Company’s common stock for each Public Warrant surrendered for exercise.
Any Public Warrants that remain unexercised immediately after 5:00 p.m. New York City time on November 5, 2018, the redemption date, will be void and no longer exercisable, and the holders of those Public Warrants will be entitled to receive only a redemption price of $0.01 per Public Warrant.
At the direction of the Company, Continental Stock Transfer & Trust Company, in its capacity as warrant agent, has mailed a notice of redemption to each of the registered holders of the outstanding Public Warrants.
In accordance with the terms of the Public Warrants, the 0.61885 of a share that each exercising warrant holder will surrender by virtue of the cashless exercise (instead of paying the $11.50 per share cash exercise price) was calculated in accordance with the terms of the Warrant Agreement by dividing the $11.50 exercise price, by $18.583, the average of the last sale price of the Company’s common stock over the ten trading days ending on October 1, 2018.
If any holder of Public Warrants would, after taking into account all of such holder’s Public Warrants exercised at one time, be entitled to receive a fractional interest in a share of the Company’s common stock, the number of shares the holder will be entitled to receive will be rounded down to the nearest whole number of shares.

Through October 1, 2018, 9,242,448 Public Warrants were exercised for cash, resulting in the Company receiving cash exercise price proceeds of $106.3 million, in the aggregate. As of October 2, 2018, there were 4,174,195 Public Warrants outstanding. Assuming that all of the Public Warrants currently outstanding are exercised on a cashless basis, the Company will have a total of approximately 81.4 million shares of common stock issued and outstanding immediately after the redemption date. In addition, the Company’s 6,700,000 private placement warrants will remain outstanding and, under treasury stock methodology, will continue to be included in the fully diluted shares outstanding calculation.
The shares of common stock underlying the Public Warrants have been registered by the Company under the Securities Act of 1933, as amended, and are covered by a registration statement filed with, and declared effective by, the Securities and Exchange Commission (Registration No. 333-217244).
Questions concerning redemption and exercise of the Public Warrants can be sent by email to mpogharian@thesimplygoodfoodscompany.com or directed to Continental Stock Transfer & Trust Company, 1 State Street, New York, New York 10004, Attention: Compliance Department, telephone number (212) 509-4000.
For a copy of the notice of redemption sent to the holders of our Public Warrants and a prospectus relating to the shares of common stock issuable upon exercise of the Public Warrants, please send an email request to mpogharian@thesimplygoodfoodscompany.com.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy any Company securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful.
About The Simply Good Foods Company
The Simply Good Foods Company (Nasdaq: SMPL), headquartered in Denver, Colorado, is a highly-focused food company with a product portfolio consisting primarily of nutrition bars, ready-to-drink shakes, snacks and confectionery products marketed under the Atkins®, SimplyProtein®, Atkins Endulge®, and Atkins Harvest Trail brand names. Simply Good Foods is poised to expand its wellness platform through innovation and organic growth along with investment opportunities in the snacking space and broader food category. Over time, Simply Good Foods aspires to become a portfolio of brands that bring simple goodness, happiness and positive experiences to consumers and their families. For more information, please visit http://www.thesimplygoodfoodscompany.com.
Forward Looking Statements
Certain statements made herein are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by or include words such as “will”, “expect”, “aspire”, “outlook” or other similar words, phrases or expressions. These forward-looking statements include statements regarding future plans for the Company, the estimated or anticipated future results and benefits of the Company’s future plans and operations, future opportunities for the Company, and other statements that are not historical facts. These statements are based on the current expectations of the Company’s management and are not predictions of actual performance. These statements are subject to a number of risks and uncertainties and the Company’s business and actual results may differ materially. These risks and uncertainties include, but are not limited to: our ability to compete successfully in the highly competitive nutritional snacking industry; our ability to continually enhance our brand recognition, increase our product distribution, attract new customers, and introduce new and innovative products; our ability to add additional shelf or retail space for our products; our ability to react to changes in consumer preferences, perceptions of healthy food products and discretionary spending; our ability to react to a situation in which our brands or reputation is damaged; our ability to expend resources to maintain consumer awareness of our brands; our ability to implement our growth strategies; and other risk factors described from time to time in the Company’s Form 10-K, Form 10-Q, and Form 8-K reports (including all amendments to those reports) filed with the U.S. Securities and Exchange Commission from time to time. In addition, forward-looking statements provide the Company’s expectations, plans or forecasts of future events and views as of the date of this communication. Except as required by law, the Company undertakes no obligation to update such statements to reflect events or circumstances arising after such date, and cautions investors not to place undue reliance on any such forward-looking statements. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this communication.
Investor Contact
Mark Pogharian
Vice President, Investor Relations, Treasury and Business Development
The Simply Good Foods Company
717-307-8197
mpogharian@thesimplygoodfoodscompany.com

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